EXHIBIT 10.26


                   AMENDMENT TO EXECUTIVE SEVERANCE AGREEMENT



          This Amendment to Executive Severance Agreement (this "Amendment") is dated as of March 18, 2003, between Apria Healthcare Group Inc., a Delaware corporation (the "Company"), and Anthony S. Domenico (the "Executive").

                                    RECITALS

          A. The Company and the Executive have entered into an Executive Severance Agreement dated as of May 8, 2002 (the "Severance Agreement").

          B. The Company and the Executive now wish to amend Section 4(a) of the Severance Agreement to increase the severance pay to which the Executive will be entitled in the event his employment is terminated under certain circumstances.

          NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements set forth below, the parties hereto agree as follows:

          1. Section 4(a) of the Severance Agreement is hereby amended to read in its entirety as follows:

               "4. Payments upon Termination.

               (a) Without Cause or with Good Reason. In the event that the Executive's employment is terminated by the Company for any reason other than death, disability or cause as defined in Section 3 (b), (c) and (d) of this Agreement, or in the event that the Executive terminates his employment hereunder with Good Reason, the Executive shall be entitled to receive severance pay in an aggregate amount equal to 200% of his Annual Compensation, which shall be paid in periodic installments in accordance with the Company's customary practice over a period of two (2) years, less any amounts required to be withheld by applicable law, in exchange for a valid release of all claims the Executive may have against the Company in a form acceptable to the Company. The Company will also pay to the Executive any earned but unused vacation time at the rate of pay in effect on the date of the notice of termination."

          2. Except as specifically provided above, the Severance Agreement and all other terms and provisions thereof shall continue unmodified in full force and effect.





          IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

                              APRIA HEALTHCARE GROUP INC.

                              By:____________________________________________
                                 Name:  Lawrence M. Higby
                                 Title: President and Chief Executive Officer

                              EXECUTIVE

                              By:_____________________________________________
                                 Name:  Anthony S. Domenico
                                 Title: Executive Vice President, Sales